April 9, 2009

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re:  Cordia Corporation

Commission File Number 33-23473

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by Cordia Corporation (“the Company”) in Item 4.02 of its Form 8-K dated April 3, 2009 and captioned “Non-reliance on Previously Issued Financial Statement or a Related Audit Report or Completed Interim Review,” insofar as they relate to our Firm.  We have no basis to agree or disagree with other statements of the Company contained therein.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K/A.

Sincerely,

/s/ Lazar Levine & Felix LLP

Lazar Levine & Felix LLP